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                                                                    EXHIBIT 3.27

                          CERTIFICATE OF INCORPORATION

                                       OF

                               FEDERAL BOICE CORP.

                Under Section 102 of the General Corporation Law
                            of the State of Delaware

                  THE UNDERSIGNED, for the purpose of forming a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, certifices:

                  FIRST: The name of the corporation shall be Federal Boice Corp. (the "Corporation").

                  SECOND: The purposes for which it is to be formed are: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  THIRD: Its registered office in the State of Delaware is located at 229 South State Street, Kent County, Dover, Delaware 19901. The name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, Delaware.

                  FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1000 shares ($1.00 par value per share), all of one class which shall be designated common stock.

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                  FIFTH: The name and mailing address of the incorporator is
Ronald R. Papa, 277 Park Avenue, New York, New York 10172.

                  SIXTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of directors of the Corporation shall be determined as provided in the By-laws.

                  SEVENTH: All corporate powers of the Corporation shall be exercised by the Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

                  1. To make, alter or repeal the By-laws of the Corporation.

                  2. By a suitable By-law or by a resolution passed by a majority of the entire Board of Directors to designate two or more of their number to constitute a committee or committees with such name or names as may be determined from time to time by resolution of the Board of Directors, which committee or committees, to the extent provided in such resolution or resolutions or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

                  3. To fix and determine and vary from time to time the amount of working capital and reserve funds of the Corporation; to determine whether any and if any, what part of the net profits of the Corporation or of its surplus or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or of any such surplus or of any such net assets in excess of capital.

                  4. To remove at any time, for cause or without cause, any officer or employee of the Corporation, or to confer such power on any committee or officer; provided, however, that any officer elected or appointed by the Board of Directors

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         may be removed only by the affirmative vote of a majority of the Board of Directors then in office.

                  5. Subject to the provisions of the statutes of Delaware, to exercise any and all other powers, in addition to the powers expressly conferred by law and by this Certificate of Incorporation which may be conferred upon it by the Corporation through appropriate by-law provisions.

                  EIGHTH: The Board of Directors may from time to time offer for subscription, or otherwise issue or sell, or grant rights, warrants, or options for the subscription to or purchase of, any and all of the authorized stock of the Corporation not then issued or which may have been issued and reacquired as treasury stock by the Corporation, and any or all of any increased stock of any class that may hereafter be authorized, for such consideration as the directors may determine. The Board of Directors may, at the time of such issue and sale, or at the time of granting of such rights, warrants or options, specify in amount or value the part of the consideration received on such issue and sale over and above the par value of such stock, which shall be capital and which shall be surplus, respectively. Bonds, debentures, certificates of indebtedness or other securities may be issued, sold or disposed of pursuant to resolution of the Board of Directors for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                  NINTH: Each director and each officer of the Corporation shall be indemnified by the Corporation to the full

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extent permitted under the General Corporation Law of the State of Delware.

                  THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DOES MAKE this Certificate, hereby declaring and certifying that the facts herein stated are true and, accordingly, has hereunto set his hand this 26th day of November, 1984.

                                                      /s/ RONALD R. PAPA
                                               ---------------------------------
                                                       Ronald R. Papa

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               FEDERAL BOICE CORP.

                       Before Receipt of Payment for Stock
                     Pursuant to Section 241 of the Delaware
                             General Corporation Law

                  THE UNDERSIGNED, being the sole incorporator of FEDERAL BOICE CORP. (the "Corporation"), for the purpose of amending the Certificate of Incorporation of the Corporation before receipt of payment for stock pursuant to
Section 241 of the Delaware General Corporation Law, hereby certifies as follows:

                  FIRST: The Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on November 27, 1984.

                  SECOND: The Corporation has not received any payment for any of its stock.

                  THIRD: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof in its entirety and by substituting the following in its place:

                  "FIRST: The name of the corporation shall be HA Holding Corp. (the "Corporation")."

                  IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, do hereby certify that the fore-

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going amendment has been duly adopted in accordance with Section 241 of the
Delaware General Corporation Law and have hereunto set my hand this 4th day of December, 1984.

                                                 /s/ RONALD R. PAPA
                                          --------------------------------------
                                                   Ronald R. Papa
                                                    Incorporator

                                      -2-

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                HA HOLDING CORP.

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law

         The undersigned, being the sole shareholder of HA HOLDING CORP. (the "Corporation"), for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, hereby certifies as follows:

         FIRST: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 27, 1984.

         SECOND: A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of Delaware on December 5, 1984, changing the name of the Corporation from Federal Boice Corp. to HA Holding Corp.

         THIRD: The undersigned is the holder of all of the outstanding shares of the capital stock of the Corporation.

         FOURTH: This amendment has been duly adopted in accordance

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with Section 242 of the Delaware General Corporation Law.

         FIFTH: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof in its entirety and by substituting the following in its place:

         "FIRST: The name of the corporation shall be HOLLIS AUTOMATION, INC. (the "Corporation")."

         IN WITNESS WHEREOF, the undersigned, being the sole stockholder of the Corporation, does hereby certify that the foregoing amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law and has caused this Certificate to be executed by its duly authorized officer this 10th day of December, 1984.

                                      ESTERLINE CORPORATION

                                      By           /s/ ROBERT D. FARLEY
                                        ---------------------------------------
                                            Vice President
                                            Sole Stockholder

                                      -2-

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

         Hollis Automation, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of

         The Board of Directors of Hollis Automation, Inc. adopted the following resolution on the 13th day of September, 1988.

                  Resolved, that the registered office of Hollis Automation, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, Hollis Automation, Inc. has caused this statement to be signed by Alvan Hicks, its President and attested by R. W. Stevenson, its Secretary this 18th day of November, 1988.

                                               By      /s/ ALVAN HICKS
                                                 -------------------------------
                                                           President

ATTEST:

By      /s/ R. W. STEVENSON
  -------------------------------

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  STATE OF DELAWARE
 SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 04/25/1991
731115010 - 2049206

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                             HOLLIS AUTOMATION, INC.

                  Pursuant to Section 103 of the General Corporation Law of Delaware, HOLLIS AUTOMATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the sole Stockholder of HOLLIS AUTOMATION, INC., duly adopted the following resolution on the 6th day of March, 1991, effecting an amendment to the Certificate of Incorporation:

                  RESOLVED, that ARTICLE FIRST of the Company's Certificate of Incorporation is amended in its entirety to read:

                          FIRST:  The name of the corporation (the
                  "Corporation ") is HOLLIS AUTOMATION CO.

                  SECOND: Said resolution was duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said HOLLIS AUTOMATION, INC., has caused this Certificate of Amendment to be signed by the

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President and attested to by its Secretary and its corporate seal to be hereunto affixed this 14 day of March, 1991.

                                         HOLLIS AUTOMATION, INC.

                                                    /s/ ALVAN W. HICKS
                                         ---------------------------------------
                                                Alvan W. Hicks, President

[Corporate Seal]

ATTEST:

        /s/ R. W. STEVENSON
---------------------------------------
Robert W. Stevenson, Secretary

                                      -2-

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 9:00 AM 10/22/1992
                                                          922965184 - 2049206

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              HOLLIS AUTOMATION CO.

                  Pursuant to Section 103 of the General Corporation Law of Delaware, HOLLIS AUTOMATION CO., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, acting in its capacity as said Board of Directors, duly adopted a resolution on the 29 day of September, 1992, proposing an amendment to the Certificate of Incorporation. The resolution proposing the amendment is as follows:

                  RESOLVED: That the Certificate of Incorporation of the Corporation shall be amended by deleting Article I in its entirety and substituting therefor, a new Article I to read as follows:

                  "The name of the corporation is H.A. SALES CO. (the "Corporation")."

                  SECOND: Said resolution was duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

                  THIRD: The capital of the Corporation will not be reduced under or by reason of said amendment.

                  IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by the Secretary and attested to by its Asst. Secretary this 29 day of September, 1992.

                                    HOLLIS AUTOMATION CO.

                                    By:     /s/ R.W. STEVENSON
                                       -----------------------------------------
                                       Its Secretary

ATTEST:

By:       /s/ F. Victor Thompson
   --------------------------------------
   Its Asst. Secretary